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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Art's Way Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY
April 25, 2002

ART'S-WAY MANUFACTURING CO., INC.
P.O. BOX 288
ARMSTRONG, IA 50514

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held at

One Pacific Place
1125 South 103rd Street, Suite 800
Omaha, Nebraska 68124

on

Friday, June 14, 2002 at 9:00 a.m. (Central Time)

ART'S-WAY MANUFACTURING CO., INC.
P.O. BOX 288
ARMSTRONG, IA 50514

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held June 14, 2002

Dear Fellow Stockholders:

        We are providing you notice that a Special Meeting of Stockholders of Art's-Way Manufacturing Co., Inc. will be held at One Pacific Place, Suite 800, 1125 South 103rd Street, Omaha, Nebraska 68124 on June 14, 2002 at 9:00 a.m. (Central Time) to act on the ratification of the sale, on February 12, 2002, of 640,000 shares of common stock to Mr. J. Ward McConnell, Jr. at a price of $1.25 per share. We need the holders of a majority of the outstanding stock, excluding the 775,200 shares owned by Mr. McConnell, to ratify this sale to save our NASDAQ SmallCap Listing. This will be the only item of business presented at the Special Meeting.

        The record date for purposes of providing notice of the meeting and determining the stockholders entitled to vote is the close of business on April 30, 2002.

        A Proxy Statement is attached to this letter which describes the background of the transaction with Mr. McConnell and the NASDAQ rules requiring your approval of the transaction. We erred in not obtaining your prior approval and we are now seeking to rectify that error.

        This matter is EXTREMELY IMPORTANT for Art's-Way and its stockholders. We request that you fill in and sign the enclosed form of proxy and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote at the meeting in person. Please give this your quick and careful attention.

        Management and your Board of Directors recommend that you vote FOR ratification of the transaction with Mr. McConnell.

        Dated this 7th day of May, 2002.

                      Yours Very Truly,

                      John C. Breitung, President

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

ART'S-WAY MANUFACTURING CO., INC.
ARMSTRONG, IA 50514-0288

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co., Inc., a Delaware corporation, for use at a Special Meeting of Stockholders to be held at One Pacific Place, Suite 800, 1125 South 103rd Street, Omaha, Nebraska 68124, on Friday, June 14, 2002 at 9:00 a.m. (Central Time) and at any and all adjournments thereof. Stockholders of record at the close of business on April 30, 2002 are entitled to notice of and to vote at the Meeting.

        The sole business of the Special Meeting will be to act upon the ratification of the sale of 640,00 shares of our common stock to J. Ward McConnell, Jr. at a price of $1.25 per share. In this Proxy Statement we will refer to this sale as the "Transaction". The Transaction was completed February 12, 2002.

PROXIES

        Proxies may be revoked at any time prior to the Special Meeting. No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail. The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation by use of mail, our directors, officers and/or executive and administrative employees may solicit the return of proxies by mail, telephone or in person, without extra compensation. We have retained the American Stock Transfer and Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $5,000. The approximate date on which notice of the Special Meeting, this Proxy Statement and form of proxy are first being sent to stockholders is May 7, 2002.

VOTING SECURITIES

        As of the close of business on April 30, 2002, the record date for the Special Meeting, the outstanding voting securities consisted of 1,938,176 shares of Common Stock, each of which is entitled to one vote, except that Mr. McConnell may not vote his 775,200 shares. Ratification of the Transaction requires the affirmative vote of a majority of the remaining 1,162,976 shares or 581,489 shares.

VOTING SECURITIES AND OWNERSHIP BY
CERTAIN BENEFICIAL OWNERS

        The following table sets forth the names of the persons known to us who beneficially own more than 5% of the issued and outstanding shares of our Common Stock as of April 30, 2002, the record date for the Meeting:

NAME AND ADDRESS	TYPE OF OWNERSHIP	SHARES	PERCENT OF OUTSTANDING OWNERSHIP
Arthur Luscombe Rural Route Dolliver, IA 50531	Of record and Beneficially	123,825	6.39
Franklin Resources, Inc. 777 Mariner's Island Blvd. San Mateo, CA 94404	Beneficially	134,500	6.94
J. Ward McConnell, Jr. P.O. Box 6246 Kinston, NC 28501	Of record and Beneficially	775,200	40.0

        On April 30, 2002, our Executive Officers and Directors, excluding Mr. McConnell owned 101,500 shares (excluding options which may not be voted). These shares represent 8.73% of the shares entitled to vote at the Special Meeting.

BACKGROUND OF THE TRANSACTION

        As you are aware from reviewing our Annual Reports for the past several years, we have been struggling as a company due to the prolonged recession in the farm economy. We have suffered substantial operating losses over the past three years. Over the past several years, we have had no long term financing arrangement with our institutional lender. Further, in recent months, we were not generating sufficient cash to keep our suppliers paid on a current basis.

        In early 2002, the Board of Directors considered a rights offering to all of you in order to raise additional equity capital. A successful offering between $1,000,000 and $1,500,000 would have provided sufficient cash to solidify our operations and pay our suppliers current. James L. Koley, the then Chairman of the Board of Directors, discussed the offering with representatives of our key market maker, as well as our legal counsel and our auditors. We were advised that given our difficult financial situation, our significant losses over the past three years and the continuing difficulties in the farm economy, it would be unlikely that we could conduct a successful rights offering at a price above $1.25 per share. Mr. Koley and John Breitung, our President, spoke to a sufficient number of our large stockholders or their representatives to conclude that the holders of a majority of our Common Stock would be in favor or either the rights offering at $1.25 per share or a private transaction at the same price.

        The Board of Directors and executive management were reluctant to proceed with the rights offering unless one or more substantial investors could be found to purchase any unsubscribed portion of the rights offering. Without such investors, the Board and senior management did not believe that the offering could be assured of success. A strategic investor was found who verbally agreed to not only act as the purchaser of any subscribed portion of the rights offering, but also to provide permanent financing as well.

        In late January, 2002, this strategic investor met with our Board of Directors. The strategic investor changed several of the significant terms from what he had agreed to verbally. The Board of

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Directors was no longer convinced that the transaction was in your best interest and the Board was unwilling to proceed with the strategic investor.

        Later in the same meeting, one of our largest stockholders, J. Ward McConnell, Jr., asked to make a presentation to the Board of Directors. Mr. McConnell stated that he would purchase an additional 640,000 shares of Common Stock at $1.25 per share for a total price of $800,000. Further, he would assume the Chairman position and would assist in the negotiation to secure an acceptable long-term financing relationship with our institutional lender. Mr. McConnell also agreed not to attempt to secure a controlling interest in Art's-Way nor to propose a merger, acquisition or "going private" transaction without the approval of a majority of the independent members of the Board of Directors. The Board of Directors believed that this latter agreement by Mr. McConnell was very significant to permit you to enhance your stock value if our operations can be turned around. The Board of Directors determined that $1.25 per share was a fair value for a substantial and restricted block of securities even though the price represented a discount to our thinly-traded market price and a slight discount to the $1.36 book value at November 30, 2001. With no other viable options and recognizing the significant need for immediate cash, the Board of Directors approved the Transaction by unanimous vote, excluding Mr. McConnell's son, Marc McConnell, who abstained. The Transaction with Mr. McConnell was completed on February 12, 2002.

        Following the Transaction, Donald A. Cimpl, a director who had previously indicated a desire to resign from the Board of Directors did, in fact, resign. Mr. McConnell was elected as a director to fill the vacancy. Under the terms of the agreement with Mr. McConnell, James L. Koley, resigned as Chairman of the Board. Mr. McConnell was elected as Chairman of the Board. Mr. Koley continues as a director.

NASDAQ CONCERNS

        On March 6 and 11, 2002, we received letters from NASDAQ raising issues about our eligibility for continued SmallCap Listing on the NASDAQ Market. The first issue involved a net tangible asset and stockholders' equity deficiency. NASDAQ requires a SmallCap company to have net tangible assets of at least $2,000,000 or stockholders' equity of at least $2,500,000. At November 30, 2001 our net tangible assets and stockholders' equity were each $1,764,217. NASDAQ explained that, under new NASDAQ SmallCap company requirements, the net tangible assets requirement had been dropped and that SmallCap companies must have at least $2,500,000 of stockholders' equity. The $800,000 of cash raised from the Transaction with Mr. McConnell increased stockholders' equity to $2,564,217 or a sufficient amount to be in compliance with the NASDAQ requirements.

        The second concern raised by NASDAQ involved noncompliance with several of its MarketPlace Rules. Those Rules require that if a company proposes to issue sufficient of its shares to effect a change of control or it proposes to issue 20% or more of its outstanding stock at a discount to book or market value, the company must first seek stockholder approval. Neither management nor our counsel was aware of the NASDAQ MarketPlace Rules requiring prior approval of the Transaction.

NASDAQ LISTING COMPLIANCE

        Following receipt of the March 6 and 11, 2002 letters from NASDAQ, our counsel had a number of discussions with the NASDAQ staff and supplied the staff with an explanation of the Transaction. The NASDAQ staff stated that the non-compliance with the MarketPlace Rules could be remedied by either rescinding the Transaction or having the Transaction ratified by you. The staff also stated that the 640,000 shares acquired by Mr. McConnell in the Transaction had to be restricted as to transfer, prohibited from receiving any dividends or distributions and restricted from voting until and unless the Transaction is approved by holders of a majority of the stock, not including Mr. McConnell.

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        On April 30, 2002, the Board of Directors determined that a rescission of the Transaction was not practicable or appropriate under the circumstances. The Board authorized the preparation and distribution of this Proxy Statement and the solicitation of your consents to ratify the Transaction. The Board also adopted a resolution restricting the transfer of Mr. McConnell's 640,000 shares acquired in the Transaction, the payment or distribution of any dividend on the shares and the voting of the shares until and unless you ratify the Transaction.

FINANCIAL AND PER SHARE IMPACT OF TRANSACTION

        Prior to the Transaction, we had 1,298,176 shares outstanding, with a book value of $1,764,217 or $1.36 per share. Following the Transaction, there were 1,938,176 shares outstanding with a book value of $2,564,217 or $1.32 per share. The Transaction caused all of you (including Mr. McConnell who then owned 135,200 shares) to suffer a dilution in book value of $0.04 per share.

        On February 12, 2002, the date of completion of the Transaction, the closing price of the Common Stock was $1.65. On May 7, 2002, the date of this Proxy Statement, the closing price was $            .

RECOMMENDATION TO THE STOCKHOLDERS

        Management and counsel both apologize to you for this inconvenience. Management and the Board of Directors DO recommend that you sign and mail the enclosed Proxy to ratify the Transaction.

        The staff of NASDAQ has stated to us that if the Transaction is not ratified, we will either have to rescind the Transaction or lose our NASDAQ SmallCap Listing. Our stock would then be traded on the Bulletin Board section of NASDAQ. We are not currently in a financial position to rescind the Transaction and pay back the $800,000 to Mr. McConnell. Even were we to do so, the effect of the rescission would be to reduce the stockholders' equity of Art's-Way below the minimum NASDAQ SmallCap Listing requirement. If we were unable to enter into another equity sale, we would be subject to delisting.

AVAILABLE INFORMATION

        The Transaction was described in our Form 8-K filed with the Securities and Exchange Commission on February 22, 2002, our Annual Report on Form 10-K for the year ended November 30, 2001 filed February 28, 2002 and in our Proxy Statement filed March 13, 2002. You have previously received the Proxy Statement to the Annual Meeting and the information in the Form 10-K which was sent as our Annual Report to you along with the Proxy Statement. The effect of the Transaction upon our balance sheet as of February 28, 2002 is disclosed in our Form 10-Q for the period ended February 28, 2002 filed with the Commission on April 15, 2002.

        If you would like to review any of these materials, they may be inspected and copies obtained at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the Commission's regional offices located at Northeast Regional Office, 233 Broadway, New York, NY 10279 and Midwest Regional Office, Citicorp Center, 175 W. Jackson Boulevard, Suite 900, Chicago, IL 60604. Copies of such materials can also be viewed and copied through the SEC's Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The website can be accessed at http://www.sec.gov.

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ART'S-WAY MANUFACTURING CO., INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
June 14, 2002

        The undersigned hereby constitutes and appoints James L. Koley and Shaun M. McGaughey, with full power to act alone or together, or any substitute appointed by either of them, as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Special Meeting of the Stockholders of Art's-Way Manufacturing Co., Inc. to be held at One Pacific Place, Suite 800, 1125 South 103rd Street, Omaha, Nebraska 68124 on the 14th day of June, 2002 at 9:00 a.m. (Central Time) or any adjournments thereof, as indicated hereon.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR RATIFICATION OF THE TRANSACTION WITH J. WARD MCCONNELL, JR., DESCRIBED IN THE PROXY STATEMENT.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR RATIFICATION OF THE TRANSACTION.	Please mark your votes as indicated in this example	☒
1. Ratification of the Transaction with J. Ward McConnell, Jr.
FOR	AGAINST	ABSTAIN
☐	☐	☐
Dated: , 2002
Signature of Stockholder
Signature of Stockholder
Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

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ART'S-WAY MANUFACTURING CO., INC. P.O. BOX 288 ARMSTRONG, IA 50514 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS to be held June 14, 2002
PROXY STATEMENT SPECIAL MEETING OF STOCKHOLDERS ART'S-WAY MANUFACTURING CO., INC. ARMSTRONG, IA 50514-0288
PROXIES
VOTING SECURITIES
VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
BACKGROUND OF THE TRANSACTION
NASDAQ CONCERNS
NASDAQ LISTING COMPLIANCE
FINANCIAL AND PER SHARE IMPACT OF TRANSACTION
RECOMMENDATION TO THE STOCKHOLDERS
AVAILABLE INFORMATION
ART'S-WAY MANUFACTURING CO., INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS June 14, 2002